Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

COLLECTORS UNIVERSE, INC.

Quarterly Report on Form 10-Q

For the quarter ended September 30, 2013

The undersigned, who is the Chief Executive Officer of Collectors Universe, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:November 6, 2013	By:	/s/ ROBERT G. DEUSTER
Robert G. Deuster
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Collectors Universe, Inc. and will be retained by Collectors Universe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.